Investor Contacts:	Media Contacts:
Carol K. Nelson, CEO Rob Disotell, CCO Cascade Bank 425.339.5500 www.cascadebank.com	Paul Kranhold / Diane Henry Sard Verbinnen & Co 415.618.8750	NEWS RELEASE

Cascade Financial and Opus Bank Sign Definitive Merger Agreement

Transaction Creates Highly-Capitalized Bank Serving Washington State

Everett, WA – March 4, 2011 – Cascade Financial Corporation (“Cascade Financial”) (NASDAQ:  CASB), parent company of Cascade Bank, today announced that Cascade Financial, Cascade Bank (the “Bank”) and Opus Bank, Irvine, CA, have entered into a definitive agreement, providing for Opus Bank to acquire Cascade Financial and its principal operating subsidiary, Cascade Bank, and for the merger of Cascade Bank into Opus Bank.  According to the terms of the agreement, Opus Bank will pay approximately $16.25 million to retire Cascade Financial’s $39 million in preferred stock and associated warrants issued to the United States Department of the Treasury under the Treasury’s Capital Purchase Program, and $5.5 million in cash to the holders of Cascade Financial’s common stock.  The purchase price for Cascade Financial’s common stock represents approximately $0.45 cash per share outstanding. In addition, Opus Bank will assume all of Cascade Financial’s obligations with respect to trust preferred securities issued by Cascade Financial’s trust subsidiaries.

Since July of 2010, Cascade Bank has been operating under a Consent Order with the FDIC under which Cascade Bank is required to increase its capital ratios.  As of December 31, 2010, Cascade Bank required approximately $68 million in new capital to meet the minimum Tier 1 leverage ratio requirement of 10% under the Consent Order.  Since late 2009, Cascade Financial’s Board and management team have been reviewing alternatives to improve the bank’s capital position with the assistance of its financial advisor, Sandler O’Neill + Partners LP, a nationally recognized investment banking firm and expert in the banking industry.  As part of its review, the Board of Directors considered a range of alternatives including potential capital infusions from private investors and financial institutions, strategic combinations and private equity transactions, and actively solicited offers from potential investors and acquirers.  The definitive merger agreement with Opus Bank was unanimously approved by the Boards of Directors of Cascade Financial, Cascade Bank and Opus Bank.

As a result of the proposed transaction, Cascade Bank expects to benefit from Opus Bank’s strong capital position.  Last year, Opus Bank successfully completed a recapitalization, infusing a total of $460 million of new capital into the bank.  Opus Bank’s growth goals include the creation of a strong super-regional banking franchise in the Western United States, encompassing the states of Washington, Oregon, California, Arizona and Nevada.

"The economic recession severely impacted the Snohomish County area and Cascade Bank," said Carol K. Nelson, President and CEO.  "After carefully considering all options, the Board of Directors and management determined Cascade Bank needed to substantially increase its capital base to meet regulatory requirements and remain competitive, and a merger with Opus Bank was the best option for our shareholders, customers, and employees.  We share many strategic and cultural goals with Opus Bank, and by joining forces we will be able to continue to serve our communities and support the economy of the State of Washington.  In this economic environment, a strong and well-capitalized multi-billion dollar community bank can have a significant impact on a region’s economy. Opus Bank holds a very clear vision of rebuilding communities and their economies, by providing businesses and entrepreneurs the much needed capital funding that they can use to invest in their businesses, increase staffing and grow. Opus Bank’s focus on increasing the capital funding in the communities it serves and the support it provides to those communities are in line with Cascade’s culture and long heritage."

CASB press release
March 4, 2011

Stephen H. Gordon, Chairman, Chief Executive Officer and President of Opus Bank stated, “I deeply believe that strong and well-capitalized financial institutions need to step up and immediately have a positive impact on our local economies, thereby leading the economic turnaround.  Opus Bank intends to do its part by infusing capital funding and liquidity back into its local economies.  This infusion of capital will be a driving force for creating new jobs and rebuilding healthy and vibrant communities.” Gordon added, “We look forward to welcoming Cascade's 218 employees to the Opus Bank team when we receive all required approvals and close the transaction. With its highly-respected team of experienced bankers, 22 banking offices in the Puget Sound and Seattle metropolitan region, and amongst the highest capital ratios of banks in the Western region, Opus Bank will enable small and mid-sized businesses, real estate investors, entrepreneurs, and individuals who share our vision to build and expand, to have access to the capital to do so, thereby helping to turn around the region’s economy.”

Cascade Financial, headquartered in Everett, Washington, had total assets of $1.5 billion and total deposits of $1.1 billion at December 31, 2010.  Cascade Financial was advised in this transaction by Sandler O’Neill + Partners, LP and the law firm of Keller Rohrback LLP based in Seattle.  The merger is subject to the approval of Cascade Financial Corporation’s shareholders, the approval of federal and state regulatory authorities, and other customary conditions. The parties expect to close the transaction in the latter part of the second quarter of 2011.

In connection with the proposed transaction, Cascade Financial will prepare and file with the Securities and Exchange Commission (“SEC”) a Proxy Statement related to the special meeting of stockholders it intends to call to solicit stockholders’ approval of the merger agreement and the transactions provided for therein. Shareholders are urged to read the Proxy Statement regarding the merger transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement, as well as other filings containing information about Cascade Financial, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Cascade Financial at www.cascadebank.com under the tab "Investor Relations”.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank maintains an “Outstanding” CRA rating and has proudly served the Puget Sound region for over 90 years.  Cascade Bank operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

In November 2010, Cascade Bank was named Favorite Snohomish County (with fewer than 250 employees) in NWJobs.com’s People’s Picks campaign for the second year in a row.  In April 2010, Cascade was ranked #8 on the Puget Sound Business Journal’s list of largest bank companies headquartered in the Puget Sound area.

About Opus Bank

Opus Bank is an FDIC insured California state-chartered commercial bank with $693.5 million of total assets, $104 million of total loans, $275.3 million in total deposits, and $414.2 million of total equity, as of December 31, 2010. Opus Bank provides high value, relationship-based banking products and exceptional service to its clients comprised of small and mid-sized commercial businesses, entrepreneurs, real estate investors, high-net-worth individuals, professionals, and consumers. Opus Bank offers a wide range of loan products, including commercial and industrial, commercial real estate, multifamily residential, jumbo single-family residential, construction, consumer loans, and is a Small Business Administration (“SBA”) Preferred Lender. Opus Bank currently operates banking offices in Los Angeles County, CA located in the communities of Manhattan Beach, Redondo Beach, Rancho Palos Verdes/San Pedro, Rolling Hills Estates, and Torrance, and maintains an executive and administrative office in Irvine, located in Orange County, California.  For additional information about Opus Bank, please visit our Web site at www.opusbank.com.

CASB press release
March 4, 2011

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases.  Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Our actual results could differ materially from those anticipated in such forward-looking statements, including as a result of factors outside Opus Bank’s or Cascade Financial’s control, such as economic and other conditions in the markets in which Opus Bank and Cascade Financial operate; inability to complete the transaction announced today; managements’ ability to effectively execute their respective business plans, including any changes in management or employees; regulatory enforcement actions to which Cascade Financial and Cascade Bank are  currently and may in the future be subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; and competition.  All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Note:  Transmitted on GlobeNewswire on March 4, 2011 at 2:00 p.m. PST.